RALSTON PURINA COMPANY
EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE (PRO FORMA
IN PRIOR YEAR ASSUMING ONE CLASS OF COMMON STOCK)

(in millions except per share data)


                                                       Quarter Ended
                                                       December 31,
                                                     1995     1994
PRO FORMA EARNINGS PER COMMON SHARE OUTSTANDING

Net earnings                                        $128.5    $101.1
Dividend on Series A ESOP convertible
  preferred stock, net of tax                       (3.6)     (4.8)
                                                    ------    ------
Earnings available to common shareholders           $124.9    $96.3
                                                    ======    ======

Weighted average shares - primary
  earnings per share calculation                   101.7 *   101.9 *
                                                    ======   =======

Earnings per common share outstanding               $1.23     $0.95
                                                    ======    =====

PRO FORMA EARNINGS PER SHARE ASSUMING FULL DILUTION

Net earnings                                        $128.5    $101.1
Adjustments to net earnings to reflect assumed
  ESOP preferred stock conversion                   (1.1)     (1.5)
                                                    ------    -----
Net earnings for fully diluted
  earnings per share calculation                    $127.4     99.6
                                                    ======    =====

Weighted average number of common shares            101.7 *  101.9 *
  outstanding
Convertible preferred stock                          7.0       9.5
Dilutive effect of stock options                     1.6       0.6
Shares issuable on conversion of debentures
Dilutive effect of deferred compensation awards      0.2       0.2
                                                    ------    ------
Weighted average shares - fully diluted
  earnings per share calculation                    110.5     112.2
                                                    =====     =====

Earnings per share assuming full dilution           $1.15     $0.89
                                                    ======    =====


*Excludes 4,154,000 and 4,061,000 shares held in Grantor Trust at December 31, 1995 and 1994, respectively.




RALSTON PURINA COMPANY
EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE FOR RAL STOCK*
(in millions except per share data)


                                                       Quarter Ended
                                                       December 31,
                                                       1994
EARNINGS PER COMMON SHARE OUTSTANDING                  ----------

Net earnings for RPG Group                             $106.4
Dividend on Series A ESOP convertible
  preferred stock, net of tax                          (4.4)
                                                       ----------
Earnings after preferred stock dividend                102.0
                                                       ==========

Weighted average shares - primary
  earnings per share calculation                       100.0**
                                                       ==========

Earnings per common share outstanding                  $1.02
                                                       ==========

EARNINGS PER SHARE ASSUMING FULL DILUTION

Net earnings for RPG Group                             $106.4
Adjustments to net earnings to reflect assumed
  ESOP preferred stock conversion                      (1.2)
                                                       ----------
Net earnings for fully diluted
  earnings per share calculation                       105.2
                                                       ==========

Weighted average number of common shares outstanding   100.0 **
Convertible preferred stock                            9.4
Dilutive effect of stock options                       0.7
Shares issuable on conversion of debentures
Dilutive effect of deferred compensation awards        0.2
                                                       ----------
Weighted average shares - fully diluted
  earnings per share calculation                       110.3
                                                       ==========

Earnings per share assuming full dilution              $0.95
                                                       ==========

*Prior to May 15, 1995, RAL Stock reflected operations of the RPG Group only. **Excludes 4,061,000 shares held in Grantor Trust at December 31, 1994.



RALSTON PURINA COMPANY
EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE FOR CBG STOCK
(in millions except per share data)

                                                  13 Weeks Ended
                                                   December 24,
                                                     1994
LOSS PER COMMON SHARE OUTSTANDING                 ------------

Net loss for CBG Group                              ($10.0)
Dividend on Series A ESOP convertible
  preferred stock, net of tax                         (0.4)
                                                     ------
Loss after preferred stock dividend                  (10.4)
                                                     ======

Weighted average number of shares outstanding         20.6
Shares issuable with respect to RPG Group's
  retained interest in the CBG Group                  16.7
                                                     ------
Weighted average shares - primary
  earnings per share calculation                      37.3
                                                     ======

Loss per common share outstanding                   ($0.28)
                                                     ======

LOSS PER SHARE ASSUMING FULL DILUTION

Net loss for CBG Group                              ($10.0)
Adjustments to net loss to reflect assumed
  ESOP preferred stock conversion                    (0.6)
                                                    -------
Net loss for fully diluted
  earnings per share calculation                     (10.6)
                                                    =======

Weighted average number of common shares outstanding  20.6
Shares issuable with respect to RPG Group's
  retained interest in the CBG Group                  16.7
Convertible preferred stock                           1.6
Dilutive effect of deferred compensation awards       0.1
                                                    -------
Weighted average shares - fully diluted
  earnings per share calculation                      39.0
                                                    =======

Loss per share assuming full dilution               ($0.27)*
                                                    =======

*Due to anti-dilution as computed above for the 13 weeks ended December 24, 1994, fully diluted earnings per share as reported on the statement of earnings is revised to exclude anti-dilutive securities from the computation.